UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2006

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Texas	333-62216	74—3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 ½ Abercorn Street, Savannah, GA 31405
(Address of principal executive offices / Zip Code)

912-352-7488
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2006, Health Discovery Corporation (the “Company”) issued a note (the “Promissory Note”) to William F. Quirk, Jr., a director of the Company, for $1,000,000. The Promissory Note contains a 5% annual interest rate and is due on September 1, 2008. The proceeds of the Promissory Note will be used for general working capital purposes. The Promissory Note is completely repayable by the Company at any time without any related fees or penalties. In connection with the issuance of the Promissory Note, Mr. Quirk was granted warrants to purchase 10,000,000 shares of Company common stock at $0.16 per share. The warrants vest over the next ten months based on the length of time the Promissory Note is outstanding, as follows:

Total Vested	Number of Days to Vest
1 Million	Immediately
2 Million	46 days
3 Million	91 days
4 Million	121 days
5 Million	151 days
6 Million	181 days
7 Million	211 days
8 Million	241 days
9 Million	271 days
10 Million	300 days

A copy of the Promissory Note is attached hereto as Exhibit 99.1, and a copy of the Warrant is attached hereto as Exhibit 99.2.

On September 1, 2006, the Company and Dr. Stephen Barnhill, the Company’s Chief Executive Officer, entered into an amendment to Dr. Barnhill’s employment agreement whereby Dr. Barnhill will waive receipt of compensation deferred pursuant to Dr. Barnhill’s employment agreement in exchange for a one time payment of $5,000.00. A copy of the amendment to Dr. Barnhill’s employment agreement is attached hereto as Exhibit 99.3.

On September 1, 2006, the Company and certain holders of promissory notes (the “Notes”) previously issued by the Company entered into amendments to extend deferment of all remaining payments due under the Notes until September 1, 2008. The Notes were issued by the Company in July 2004 as consideration for the purchase of interests in the support vector machine patent portfolio. As of September 1, 2006, the Notes had aggregate remaining principal of approximately $322,000.00 due in October 2007, with accrued but unpaid interest of approximately $38,000. The deferred amounts will continue to accrue interest at a rate of 18%, which will be paid in shares of the Company’s common stock valued at $0.24 per share. The form of amendment is attached hereto as Exhibit 99.4.

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Item 3.02 Unregistered Sales of Equity Securities

On September 1, 2006, in connection with the issuance of the Promissory Note to William F. Quirk, Jr., the Company issued 10,000,000 warrants to purchase shares of common stock of the Company to Mr. Quirk at an exercise price of $0.16 per share.

The warrants have not been registered under the Securities Act of 1933, as amended, and until so registered the warrants or shares of common stock into which the warrants may be converted may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

The warrants described above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by Mr. Quirk, he qualifies as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

This announcement is not an offer to sell securities of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Promissory Note issued by Health Discovery Corporation on September 1, 2006 in favor of William F. Quirk.

Exhibit 99.2 Warrant Agreement by and between Health Discovery Corporation and William F. Quirk, dated as of September 1, 2006.

Exhibit 99.3 Amendment to Employment Agreement of Stephen Barnhill, M.D., dated as of September 1, 2006.

Exhibit 99.4 Form of Second Amendment to Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: September 5, 2006	By: /s/ Daniel Furth
Daniel Furth
Executive Vice President

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